======================================================================
Household Finance Corporation
Revolving Home Equity Loan
Asset Backed Certificates - Series 1995-1
P & S Agreement Date:              May 1, 1995
Original Settlement Date:          May 25, 1995
Series Number of Class A-1 Certificates:     441919AE7
Series Number of Class A-2 Certificates:     441919AF4
Original Sale Balance:             $474,825,000
======================================================================

                                                   Total 1996 (1)
                                             Sum of 1/22/96 - 12/20/96
                                                 Distribution Dates




Total Investor Distribution                        $159,506,623.66

Investor Interest Distribution Class A-1            $20,755,315.59
Investor Interest Distribution Class A-2               $918,654.84

Investor Principal Distribution Class A-1          $132,027,004.05
Investor Principal Distribution Class A-2            $5,805,649.18


(1) These amounts represent cash distributions paid by the trust during the 1996 calendar year. As such, they do not represent the economic accrual of interest for tax purposes.